ASSET PURCHASE AGREEMENT

THIS AGREEMENT (together with the exhibits and schedules attached hereto, this “Agreement”) dated as of April 15, 2009.

BETWEEN:

PHOINOS OXFORD LIFESCIENCES LIMITED, a company incorporated under the laws of the Federation of St. Kitts & Nevis and having a registered address c/o Global Corporate and Trust Management Ltd., PO Box 555 Hunkins Plaza, Main Street, Charlestown, Nevis, West Indies.

(herein called the “Seller”)

AND:

KINDER TRAVEL INC., a company incorporated under the laws of the State of Nevada and having a registered address at 20385 64 Avenue, Langley, BC CANADA V2Y 1N5

(herein called the “Purchaser”)

WHEREAS, the Purchaser desires to purchase and acquire from the Seller and the Seller desires to sell and assign to the Purchaser all of the Seller’s rights, title and interest in three (3) medical patents as set forth in Schedule A attached hereto (the “Patents”); and

WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

SALE AND TRANSFER OF PATENTS

1.1 Sale of Patents. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby, the Seller will sell, convey, assign and transfer the Patents to the Purchaser, and the Purchaser will purchase and acquire the Patents from the Seller.

1.2 Consideration.  In consideration of the sale, transfer and assignment to the Purchaser of the Patents, the Purchaser shall, at Closing, issue in the name of the Seller or in such other name as the Seller may otherwise direct, an aggregate of two hundred and fifty thousand shares of common stock of the Purchaser on a fully diluted basis (the "Shares") which equals approximately seventy-five thousand US dollars (USD 75,000) based on the last closing price of the Shares of $0.30 per share as reported by the OTC Bulletin Board on October 8, 2008 (hereinafter referred to as the “Purchase Price”).

1.3         Escrow Agreement. The Shares as described in Section 1.2 shall be subject to an Escrow Agreement which is attached as Schedule B hereto. The Shares will be released to the Seller in accordance with the terms of the Escrow Agreement.

1.4 The Closing.  The transfer and delivery of the documents transferring the Patents to the Purchaser and the Shares to the Escrow Agent (as defined in Schedule B hereto) and the exchange and delivery by the parties of the other documents and instruments contemplated by this Agreement, (the “Closing”) will take place on April 30, 2009 or such earlier date as may be mutually acceptable to the Seller and the Purchaser, subject to the satisfaction or waiver (by the party receiving the benefit thereof) of the conditions precedent set forth in Section 6 of this Agreement (the “Closing Date”).

1.5 Deliveries.  At the Closing on the Closing Date:

(a)
The Purchaser shall deliver or cause to be delivered to the Escrow Agent a certificate issued in the name of the Seller, or in such other name as the Seller may otherwise direct, evidencing the Shares.

(b)	The Seller shall deliver to the Purchaser executed and duly acknowledged assignments conveying all right, title and interest of the Seller to the Patents to the Purchaser.

(c)
The Seller and the Purchaser shall each execute and deliver such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; including, without limitation, working together to cause the title to any assets to be transferred into the name of the Purchaser in the applicable governmental records.

1.6 Expenses of Seller.  Any liability or obligation of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants and other experts employed by Seller shall be paid by the Purchaser.

ARTICLE 2

TITLE DUE DILIGENCE

2.1 Access to Patents.  The Seller shall grant the Purchaser such access to the Patents, including all records relating to same, as is necessary to permit the Purchaser to conduct a thorough due diligence investigation of the title to the Patents.  The Purchaser shall have a maximum of fifteen (15) days from the date of this Agreement to conduct its due diligence (this 15-day period, as it may be extended in accordance with this Agreement or by other agreement of the parties, will be referred to herein as the “Due Diligence Period”).

2.2 The Purchaser shall notify the Seller in writing (the “Defect Notice”) by the end of the Due Diligence Period of any failures or defects in title (“Title Defects”) that the Purchaser may have identified as pertaining to the Patents.  The Defect Notice shall identify the alleged defect and the nature of the defect.  If no defects are identified in said written notice, the Purchaser will be deemed to have accepted title for said Patents.  Upon receipt of Defect Notice, the Seller shall have until the Closing to cure any such Title Defects or, if not curable prior to the Closing, advise the Purchaser how such Title Defects will be cured following the Closing and provide a satisfactory commitment to the Purchaser with respect to curing of such Title Defects. If the Seller is unable to cure any material Title Defects to the Purchaser’s reasonable satisfaction or provide a plan and commitment to cure such Title Defects prior to the Closing, then the Purchaser may (i) terminate this Agreement; or (ii) proceed with the Closing with no reduction in the Purchase Price.  Title Defect, as used in this Agreement, shall mean any lien, encumbrance, encroachment or other defect in the Seller’s title to the Patents that would cause the Seller not to have defensible title to such Patents.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

To induce the Purchaser to execute, deliver and perform this Agreement, and in acknowledgement of the Purchaser’s reliance on the following representations and warranties, the Seller represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

3.1 Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of the Federation of St. Kitts and Nevis, with the power and authority to conduct its business as it is now being conducted and to own its assets.

3.2 Power and Authority.  The Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and the Seller will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals.  The execution, delivery and performance by the Seller of the Agreement has been duly authorized. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

3.3 Non-Contravention. To the Seller’s knowledge, neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

        (a)            conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Seller under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, or any of its material property or assets;

        (b)           violate any provision of the articles or bylaws of Seller; or

        (c)           violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority in the Netherlands Antilles that would result in a Seller Material Adverse Effect (defined below).

3.4 Actions and Proceedings. To the knowledge of Seller, (i) there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Seller or which involves any of the business, or the properties or assets of Seller that, if adversely resolved or determined, would have a material adverse effect on the Patents (a “Seller Material Adverse Effect”), and (ii) there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Seller Material Adverse Effect.

3.5 Compliance.

        (a)           To the knowledge of Seller, Seller is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other regulation in the Federation of St. Kitts & Nevis that would constitute a Seller Material Adverse Effect;

        (b)           To the knowledge of Seller, Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would result in a Seller Material Adverse Effect; and

        (c)           To the knowledge of Seller, Seller has duly filed all reports and a return required to be filed by it with governmental authorities in the Federation of St. Kitts & Nevis and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  To the knowledge of Seller, all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of Seller, threatened, and none of them will be adversely affected by the consummation of this Agreement.

3.6 Filings, Consents and Approvals. To the knowledge of Seller, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Seller of the transactions contemplated by this Agreement, other than filing a change of title to the Patents.

3.7 Investor Representations.  The Seller acknowledges and agrees that the Shares representing the Purchase Price will be offered and sold to the Seller without such offers and sales being registered under the United States Securities Act of 1933, as amended (the “Securities Act”).  As such, the Seller further acknowledges and agrees that all Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

3.8 Share Certificates.  The Seller acknowledges and agrees that legend in substantially the following form will be placed on any certificate(s) evidencing the Shares:

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH DISPOSITION IS THEN IN EFFECT OR UNLESS THE PERSON PROPOSING TO MAKE THE DISPOSITION SHALL FURNISH, WITH RESPECT TO SUCH DISPOSITION, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT (OR ANY SUPERSEDING STATUTE) OR ANY APPLICABLE STATE SECURITIES LAWS.

3.9 Issuance of Shares.  The Seller represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with the issuance of the Shares to the Seller:

        (a)           the Seller has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Seller has evaluated the merits and risks of an investment in the Shares.  The Seller can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

        (b)           the Seller acknowledges that the Purchaser’s success is subject to a number of significant risks, including the risk that the Purchaser will not be able to finance its plan of operations.  The Seller further acknowledges that (i) the Purchaser has limited cash and working capital, (ii) the Purchaser will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issuance of additional shares of its common stock which will result in dilution to the Seller, and (iii) the Purchaser is working on the Financing but there is no assurance that the Financing will be completed;

        (c)           the Shares will be acquired by the Seller for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and, that the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares;

        (d)           the Seller has been afforded access to information about the Purchaser and the Purchaser’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Shares.  The Seller further represents that it has had an opportunity to ask questions and receive answers from representatives of the Purchaser regarding the terms and conditions of the offerings completed by the Purchaser and the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Shares.  The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement;

        (e)           the Seller acknowledges that the Purchaser will rely on these representations in completing the issuance of the Shares to the Seller;

        (f)           the Seller acknowledges that the offering of the Shares by the Purchaser has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority; and

        (g)           this Agreement has been duly authorized, validly executed and delivered by the Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of Seller’s reliance on the following representations and warranties, the Purchaser hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

4.1 Organization.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

4.2 Share Capital. The Purchaser has authorized capital consisting of 65,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock of which 2,400,000 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding prior to Closing. Upon the completion of the transactions contemplated by this Agreement, the Purchaser will have 2,650,000 shares of Common Stock and zero shares of Preferred Stock issued and outstanding.  There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Purchaser is a party or by which it is obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Purchaser or obligating the Purchaser to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  The Purchaser has no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights or plans.

4.3 Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens.

4.4 Listing.  The Purchaser is a reporting company under the United States Securities and Exchange Act of 1934, as amended, and its shares of Common Stock are registered for sale and are quoted for trading on the OTC Bulletin Board under the symbol KNDT.

4.5 SEC Reports; Financial Statements.  The Purchaser has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Purchaser was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Purchaser and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.6 Power and Authority.  The Purchaser has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the execution, delivery and performance of the Agreement by the Purchaser has been duly authorized.  This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.

4.7 Broker’s or Finder’s Fees.  The Purchaser has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement and other than the fee to Pacific Wave and the Escrow Shares Agent, the Seller shall have no liability for payment of any such fee arising through the Purchaser.

4.8 No Conflict.  Neither the execution and delivery by the Purchaser of this Agreement and of the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby or thereby, nor the consummation by the Purchaser of the transactions contemplated hereby, will or do violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Purchaser; (b) any provision of any charter, bylaw, or (c) under any material agreement to which the Purchaser is a party.

4.9 Required Consents.  No permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby, or the consummation by the Purchaser of the transactions contemplated hereby.

4.10 Litigation.  There are no proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser which (i) seek to restrain or enjoin the consummation of the Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the Purchaser or its abilities to perform its obligations under the Agreement and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby.

4.11 Tax Matters.  All Federal, state and other tax returns and reports of the Purchaser required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Purchaser with respect to its properties, assets, incomes, franchises or business which are due and payable have been paid or a reasonable reserve for such payment established on the Purchaser’s balance sheet.

ARTICLE 5

COVENANTS OF THE SELLER PRIOR TO CLOSING

5.1 Required Approvals.  As promptly as practicable after the date of this Agreement, the Seller shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby.  The Seller shall cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by law to make in connection with the transactions contemplated hereby.

5.2 Prohibited Actions.  Except as provided herein below, in no event, without the prior written consent of the Purchaser, shall the Seller:

        (a) permit any of the Patents to be subjected to any claim or encumbrance, except claims or encumbrances that the Seller believes, in its sole judgment, are necessary to continue development of the Patents in the ordinary course of business and consistent with past practice;

        (b) waive any claims or rights respecting the Patents, or sell, transfer, or otherwise dispose of any of the Patents; or

        (c) dispose of any interest in any of the Patents, or permit any rights in any of the Patents to lapse into default or in non-compliance with all and any regulatory or governmental requirement.

5.3 Access.  From the date of this Agreement to the Closing Date, the Seller shall provide the Purchaser with such information and access as the Purchaser may from time to time reasonably request regarding the Patents.

ARTICLE 6

CONDITIONS TO THE SELLER’S OBLIGATIONS

Each of the obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

6.1 Representations and Warranties; Performance.  The Purchaser shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Purchaser’s Board of Directors, and the Seller shall have received a certificate to that effect signed by the secretary of the Purchaser.

6.2 Consents.  All required approvals, consents and authorizations shall have been obtained.

6.3 Litigation.  No Litigation shall be threatened or pending against the Purchaser or the Seller that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

6.4 Documents Satisfactory in Form and Substance.  All agreements, certificates, and other documents delivered by the Purchaser to the Seller hereunder shall be in form and substance satisfactory to counsel for the Seller, in the exercise of such counsel’s reasonable judgment.

6.5 Due Diligence.  The Seller shall have completed its due diligence review of the Purchaser and shall have been satisfied with the findings thereof.

ARTICLE 7

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

Each of the obligations of the Purchaser to be performed hereunder shall be subject to the satisfaction (or the waiver by the Purchaser) at or prior to the Closing Date of each of the following conditions:

7.1 Representations and Warranties; Performance.  The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Purchaser shall have received a certificate to that effect signed by the secretary of the Seller.

7.2 Consents.  All required approvals, consents and authorizations shall have been obtained.

7.3 No Litigation.  No Litigation shall be threatened or pending against the Purchaser or the Seller that, in the reasonable opinion of counsel for the Purchaser, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

7.4 Due Diligence.  The Purchaser shall have completed its due diligence review of the Patents and shall have been satisfied with the findings thereof.

7.5 Proof of Ownership of the Assets.  The Seller shall have delivered to the Purchaser copies of instruments evidencing its ownership of the Patents.

ARTICLE 8

COVENANTS OF THE SELLER AND THE PURCHASER FOLLOWING CLOSING

8.1 Allocation of Purchase Price; Transfer Taxes.

        (a) Consistent with applicable tax rules, the Purchaser shall allocate the Purchase Price to the Patents.  The Purchaser shall prepare and file, in a timely fashion, forms in a manner consistent with such allocation with the relevant tax authority.

        (b) All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Seller and the Seller shall file all necessary documentation with respect to such taxes.

8.2 Further Assurances.  Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

8.3 Nondisclosure of Proprietary Data.  The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge.  Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing, or except as required by applicable law.

ARTICLE 9

SURVIVAL AND INDEMNITY

9.1 Survival of Representations, Warranties, etc.  Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive for a period of twelve (12) months after the Closing and shall not merge in the performance of any obligation by any party hereto.  All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

9.2 Indemnification by the Seller and Purchaser.  The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation , and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 10

TERMINATION

10.1 Termination.  This Agreement may be terminated at any time prior to the Closing Date:

        (a) by mutual written consent of the Seller and the Purchaser;

        (b) by either the Seller or the Purchaser if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Purchaser, in the case of a termination by the Seller, or on the part of the Seller, in the case of a termination by the Purchaser, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

        (c) by either the Seller or the Purchaser if the transactions contemplated hereby shall not have been consummated on or before the Closing Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date; or

       (d) By the Purchaser in the event of an uncured Title Defect as provided in Section 2.2 of this Agreement.

10.2 Effect of Termination.  Each party’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 10.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 11

MISCELLANEOUS

11.1 Entire Agreement.  This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

11.2 Parties Bound by Agreement; Successors and Assigns.  The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.3 Amendments and Waivers.  No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.  A waiver on one occasion shall not be construed as a waiver of any right on any future occasion.  No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

11.4 Severability.  If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.  If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

11.5 Attorneys’ Fees.  Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

11.6 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

11.7 Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

11.8 Expenses.  Except as specifically provided herein, the Seller and the Purchaser shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

11.9 Notices.  All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement.  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

11.10 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

11.11 Arbitration.  Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration in the City of Las Vegas, Nevada.  The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association.  All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award made by the arbitrator or for any actions seeking injunctive relief.

11.12 References, etc.

        (a) Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

        (b) Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof.  All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

        (c) Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

11.13 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.14 No Third Party Beneficiary Rights.  No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

11.15 Such Other Acts.  The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

11.16 Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

KINDER TRAVEL INC.

By:
Aaron Whiteman
Title: President

PHOINOS OXFORD LIFESCIENCES LIMITED

By:
Name: Lars Christiansen
Title: Director

SCHEDULE A

DESCRIPTION OF PATENTS

All patents are registered with the Danish Patent-og Varemaerkestyrelsen (Patent and Trademark Office) at Helgeshoj Alle 81, 2630 Taastrup, Denmark and the United Kingdom Intellectual Property Office at Concept House, Cardiff Road, Newport, South Wales, United Kingdom.

DK Patent #	UK Patent #	Description
PA200900070	GB0906484.1	Use of prostaganin for treatment of prostate cancer

This invention relates to our novel prostate cancer peptide called prostaganin. Prostaganin is a 21-amino compound which is highly active toward both androgen-dependent and androgen-independent human prostate cancer cells.  Hence, prostaganin can specifically target prostate cancer cells and accordingly, prostaganin has the potential to cure both primary and methastatic tumors.

DK Patent #	UK Patent #	Description
PA200900071	GB0906490.8	Use of tetanolic acid for treatment of breast cancer

This invention relates to a novel lipid designated tetanolic acid which induces the start of cell death and stops the cell cycle progression in breast tumor cells. Thus, tetanolic acid shows the potential for curing breast cancer by stopping cell growth at a very early time point after detection of cancerous breast cells.

DK Patent #	UK Patent #	Description
PA200900074	GB0906496.5	Method for inducing breast carcinoma stem cell death

This invention relates to an improved method for the purification of undifferentiated stem cells from solid breast carcinomas that are normally resistant to conventional therapies. Such stem cells are valuable for identifying new tumor markers and novel therapeutic targets both for early diagnosis and for targeted therapeutic strategies. Such therapeutic strategies are based on cytokine neutralizing antibodies against interleukin-4 (IL-4) and interleukin-10 (IL-10) and antibodies reactive with HMW-MAA which are found in high levels in stem cells from solid breast carcinomas.

SCHEDULE B

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of April 15, 2009 (this “Agreement”), by and among KINDER TRAVEL INC., a company organized under the laws of Nevada (the “Company”), PHOINOS OXFORD LIFESCIENCES LIMITED, a company organized under the laws of the Federation of St. Kitts & Nevis (“Phoinos”), and WALL STREET TRANSFER AGENTS, INC. (“Escrow Agent”).

WHEREAS, the Company has entered into an Asset Purchase Agreement, dated the date hereof (the “Purchase Agreement”), with Phoinos pursuant to which the Company has agreed to purchase three (3) patents registered to Phoinos.

WHEREAS, at closing of the Purchase Agreement, the Company will issue 250,000 shares of the common stock of the Company in the name of Phoinis (the “Escrow Shares”),

WHEREAS, Phoinos has agreed as a condition of the Purchase Agreement to deposit all of the Shares in escrow as hereinafter provided.

WHEREAS, the Company and Phoinos desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

THEREFORE, IT IS AGREED:

ARTICLE 1   Appointment of Escrow Agent.

The Company and Phoinos hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

ARTICLE 2   Term of Escrow Agreement.

This Agreement shall terminate on the issuance of all the Escrow Shares to Phoinos.

ARTICLE 3   Deposit of Escrow Shares.

On the date hereof, the Company shall deliver to the Escrow Agent certificates representing the Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement.

ARTICLE 4   Disbursement of the Escrow Shares.

Phoinos shall provide the Escrow Agent with a written notice of request for the issuance of Escrow Shares, with a copy to the Company, such notice to include, the name, address, and Tax Identification Number, if applicable, of the registered holder of the Warrant Shares, and the name and address of the party to whom the Escrow Shares shall be delivered to, provided, that in no event shall the aggregate number of shares released in any 3 month period exceed 10% of the total number shares placed in escrow. Upon receipt of the Notice, the Company shall have three business days to notify the Escrow Agent and Phoinos, in writing, of its objection (and the reason therefor) to the release of the Escrow Shares, in which case, the Escrow Agent shall not release any Escrow Shares until it receives joint written instructions from the Company and Phoinos to do so.  Absent such objection, the Escrow Agent shall release that number of Escrow Shares equal to the number of Shares set forth in the Notice to the applicable party set forth in the Notice on the fourth business day following its receipt of the Notice.

ARTICLE 5   Legend.

Each certificate for Warrant Shares issued under this Agreement shall bear a legend as follows:

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH DISPOSITION IS THEN IN EFFECT OR UNLESS THE PERSON PROPOSING TO MAKE THE DISPOSITION SHALL FURNISH, WITH RESPECT TO SUCH DISPOSITION, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT (OR ANY SUPERSEDING STATUTE) OR ANY APPLICABLE STATE SECURITIES LAWS.

ARTICLE 6   Rights in the Escrow Shares.

6.1 Voting Rights as a Shareholder.  Phoinos’s agrees that it only has the right to vote the Escrow Shares that have been distributed by the Escrow Agent to Phoinos. Phoinos irrevocably waives its rights to vote any Escrow shares still held by the Escrow Agent (the “Remaining Shares”) and irrevocably assigns the right to vote the Remaining Shares to Global Developments Inc., a Delaware Corporation

6.2 Dividends and Other Distributions in Respect of the Escrow Shares.  All dividends and other distributions payable in cash, securities or other property with respect to the Escrow Shares shall be paid to Phoinos and shall become part of the Escrow Shares.

6.3 Restrictions on Transfer.  Except as permitted under the terms of this Agreement, Phoinos shall have no right whatsoever to transfer all or a portion of the Escrow Shares. During the term of this Agreement, Phoinos shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in its rights under this Agreement.

ARTICLE 7   Concerning the Escrow Agent.

7.1 Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

7.2 Indemnification.  The Escrow Agent shall be indemnified and held harmless, jointly and severally, by the Company and Phoinos from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.  The provisions of this Section 8.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 8.5 or 8.6 below.

7.3 Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit A hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

7.4 Further Assurances.  From time to time on and after the date hereof, the Company and Phoinos shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

7.5 Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent, appointed by the Company, the Escrow Shares held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.  Upon resignation, the Escrow Agent shall reimburse the Company pro-rata for any annual fees paid as set forth in Exhibit A

7.6 Discharge of Escrow Agent.  The Escrow Agent shall be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 8.5.

7.7 Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

ARTICLE 8   Miscellaneous.

8.1 Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Nevada, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company, Phoinos and the Escrow Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company, Phoinos and the Escrow Agent in any action, proceeding or claim.

8.2 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

8.3 Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

8.4 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

8.5 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.

8.6 Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:
Kinder Travel Inc. 20385 64 Avenue Langley, BC V2Y1N5 Fax: (604) 514-1990 Attention: Aaron Whiteman
If to Phoinos, to:

Phoinos Oxford Lifesciences Limited
c/o Global Corporate and Trust Management Ltd.
PO Box 555 Hunkins Plaza, Main Street,
Charlestown, Nevis, West Indies.
Fax:  (869) 469-2248
Attention: Lars Christiansen

If to the Escrow Agent, to:
Wall Street Transfer Agents, Inc. 12492 Harris Road Pitt Meadows, BC Canada V3Y 2J4 Fax: (604) 465-7485
And, if to Global Developments Inc., for the purposes of Section 6.1 only, to:
Global Developments Inc. 1960 – 143 Street Surrey, BC Canada V4A 7Z2 Fax: 604-538-5575 Attn: Daniel Baxter

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

8.7 Counterparts.  This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the execution of this Securities Escrow Agreement as of the date first above written.

KINDER TRAVEL INC.
________________________
Dr. Aaron Whiteman, President

PHOINOS OXFORD LIFESCIENCES LIMITED
________________________
Lars Christiansen, Director

WALL STREET TRANSFER AGENTS, INC.
________________________
Adelle Thoms, Director

For purposes of Section 6.1 only: GLOBAL DEVELOPMENTS INC.
________________________
Daniel Baxter, Director

EXHIBIT A

Escrow Agent Fees

$250 initial fee, to be paid at closing, for acting agent escrow fee.

An annual fee equal to one-quarter of one percent (0.25%) of the value of the remaining escrow shares then held by the escrow agent based upon the average closing price of the Company’s common stock, as reported by the OTC Bulletin Board, for the 10 trading days preceding the closing date and each subsequent anniversary thereafter (the “determination date”). The annual fee will be payable within 15 days of the determination date with the exception of the first annual fee which shall be payable at closing. Notwithstanding the foregoing, in no event shall an annual fee exceed $3,000 for any one year period, nor be less than $500 for any one year period (subject, however, to pro-ration as described in paragraph 7.5).